DEPARTMENT OF HEALTH & HUMAN SERVICES
Food and Drug Administration
New England District

One Montvale Avenue
Stoneham, Massachusetts 02180
(781) 587-7500
FAX: (781) 587-7556

September 13, 2011

Thomas E. D'Ambra, Ph.D.
Chairman, President & CEO
AMRI Burlington, Inc.
26 Corporate Circle
Albany, NY 12212

Dear Dr. D'Ambra:

Attached, please find a revised letter from our office dated September 13, 2011. This letter contains revisions to our previous letter dated September 7, 2011. Specifically our original letter referenced incorrect inspection dates in the first sentence. The corrected dates are March 2 – April 1, 2010.

If you have any further questions, please feel free to call me at 781-587-7491.

Sincerely yours,

Karen Archdeacon
Compliance Officer
New England District Office

DEPARTMENT OF HEALTH & HUMAN SERVICES
Food and Drug Administration
New England District

One Montvale Avenue
Stoneham, Massachusetts 02180
(781) 587-7500
FAX: (781) 587-7556

September 13, 2011

Thomas E. D'Ambra, Ph.D.
Chairman, President & CEO
AMRI Burlington, Inc.
26 Corporate Circle
Albany, NY 12212

Dear Dr. D'Ambra:

The Food and Drug Administration (FDA) performed an inspection on March 2 – April 1, 2010 of your drug manufacturing facility located at 99 South Bedford Street, Burlington, MA. This inspection revealed significant deviations from FDA's current good manufacturing practice (cGMP) regulations for finished pharmaceuticals found at Title 21, CFR Part 211. These deviations were described in a Warning Letter that was issued to you dated August 17, 2010.

FDA conducted a re-inspection of your facility on June 8 - 28, 2011 and found continuing GMP deficiencies. These deficiencies were listed on FDA's 483, List of Observations dated June 28, 2011 and presented to you at the close of the inspection.

We have received your letter dated July 20, 2011 from Chris Philips, Senior Director, QA and Peter J. Hansbury, Vice President and General Manager, in response to the above inspection. We find that the corrective actions which you propose, once they are fully implemented, should adequately address the observations made by our Investigators during the most recent inspection of your facility. Please note that we will verify these corrections with the next scheduled inspection of your facility.

Your most recent letter requested a meeting with our office. If after receipt of this letter, you still wish to meet with our office, please feel free to contact me.

Neither this letter nor the FDA-483 is intended to indicate that the Food and Drug Administration will or will not take any particular regulatory or administrative action with regard to our findings. You are reminded that it is the responsibility of your firm's

management to assure compliance with the provisions of the Food, Drug, and Cosmetic Act.

If you have any further questions, please feel free to call me at 781-587-7491.

Sincerely yours,

Karen Archdeacon
Compliance Officer
New England District Office